UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

EMCORE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On November 8, 2024, EMCORE Corporation (“EMCORE” or the “Company”) announced entry into that certain Agreement and Plan of Merger, dated November 7, 2024, with Velocity One Holdings, LP, a Delaware limited partnership (“Parent”), Aerosphere Power Inc., a New Jersey corporation that, at the effective time of the Merger (as defined below) will be an indirect wholly owned subsidiary of Parent (“Parent Group Member”), and Velocity Merger Sub, Inc., a New Jersey corporation that, at the effective time of the Merger will be an indirect wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger and becoming an indirect wholly owned subsidiary of Parent.

This Schedule 14A filing consists of a copy of the Frequently Asked Questions shared with EMCORE employees on November 8, 2024 relating to the proposed transaction.

Employee FAQs – EMCORE Employees

November 8, 2024

This document is intended to provide answers to many of the questions you may have about the agreement announced today by EMCORE Corporation (“EMCORE” “we” or the “Company”) and Velocity One Holdings, LP (“Velocity One” or “Parent”) pursuant to which EMCORE is expected to become a wholly owned subsidiary of Velicity One.

In preparation for the closing of the transaction, the leadership teams of both organizations will work together on several transition items. As you might expect, the answers to certain questions may be unknown or unavailable to share until we progress further toward to the transaction closing (or potentially may be unknown or unavailable to share until after closing). However, we are committed to providing you the information that is available to share when we can and will continue to update you on progress of the transaction over the next several months.

General Information

1.	What was announced?

EMCORE announced that on November 7, 2024, it entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Velocity One, Aerosphere Power Inc. (“Aerosphere Power” or “Parent Group Member”), and Velocity Merger Sub, Inc. (“Merger Sub”) pursuant to which EMCORE is expected to become a wholly owned subsidiary of Velocity One (the “Merger” or the “transaction”). EMCORE’s board of directors unanimously supports and believes the Merger is in the best interests of EMCORE’s shareholders.

Under the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of EMCORE common stock (subject to certain exceptions set forth in the Merger Agreement) will be converted into the right to receive $3.10 per share in cash, without interest, subject to any withholding taxes (the “Merger Consideration”). Upon completion of the Merger, EMCORE’s common stock will no longer be listed on the NASDAQ Stock Market.

2.	Is shareholder approval required for the completion of the Merger?

The Merger is subject to the approval by the holders of a majority of EMCORE’s outstanding shares of common stock.

3.	When is the Merger expected to close?

The Merger is expected to close during the quarter ending March 31, 2025, subject to the approval of EMCORE’s shareholders and the satisfaction of certain customary closing conditions.

4.	Who is Velocity One and why is Velocity One acquiring EMCORE?

Velocity One is a newly formed aerospace and defense platform that is backed by Charlesbank Capital Partners. Through the Merger, Velocity One will bring together EMCORE, Cartridge Actuated Devices, and Aerosphere Power, all committed to delivering cutting-edge solutions and exceptional performance. The Merger is expected to position Velocity One as a global leader in aerospace and defense, enabling the company to capture new opportunities and strengthen its market position and expand its shared customer base. Visit Velocity One at www.velocity-one.com.

5.	What happens between now and completion of the Merger?

Between now and closing, very little will change from a business standpoint. EMCORE will operate the business as usual as a publicly traded company.

Employment Matters

6.	What does the Merger mean for employees?

EMCORE believes that the Merger is a positive development for the Company, its shareholders and its employees. EMCORE’s management team is currently working on a “business as usual” basis, with the current organization remaining in place. Just as we have always done, we will continue looking for ways to improve our products and services.

7.	Will any employees be asked to relocate?

Currently, there are no plans to ask employees to relocate.

8.	Will there be any immediate effect to my benefits and payroll processing?

During the period prior to the closing, EMCORE will continue to provide eligible employees with benefits, including medical, dental, vision, life and disability insurance, pursuant to the terms of the EMCORE benefit plans. Until the Merger closes there will be no changes to your payroll processing.

In preparation for the closing of the Merger, the leadership teams of EMCORE and Velocity One are working together to determine whether any benefits will change post-closing. However, pursuant to the terms of the Merger Agreement, for a period of twelve (12) months following the closing of the Merger, Velocity One will provide, or cause one of its subsidiaries to provide each EMCORE employee who remains employed through and following the closing with:

•	an annual base salary or wage level, and annual target bonus opportunities (excluding equity-based compensation), that are, in each case, substantially comparable to the annual base salary or wage level, and annual target bonus opportunities (excluding equity-based compensation) provided by EMCORE as of November 7, 2024; and

•	retirement, health and welfare plan benefits (excluding severance, retiree health, or defined benefit retirement benefits) that are substantially comparable to the retirement, health and welfare benefits provided by EMCORE as of November 7, 2024.

The important thing to remember today is that no change is happening immediately.

9.	What will happen to my health benefits?

Your benefits (such as medical, dental, vision, life and disability insurance) will continue uninterrupted through the closing. You will receive additional information regarding health benefits in advance of the closing.

10.	What will happen to the 401(k) plan and my contributions?

You may continue to contribute to your 401(k) account prior to the closing. You will receive additional information regarding the 401(k) plan in advance of the closing.

11.	What will happen to my outstanding RSUs and PSUs?

Each restricted stock unit (“RSU”) award that is subject to time-based vesting restrictions (“RSU”), whether vested or unvested, that is outstanding immediately prior to the Merger will be canceled in consideration for the right to receive a lump sum cash payment (less any applicable tax withholdings) equal to the product obtained by multiplying (a) the amount of the Merger Consideration by (b) the total number of shares of the Company’s common stock represented by such RSU award; and

Each restricted stock unit award subject to performance vesting conditions (“PSU”), that is outstanding immediately prior to the Merger (a) to the extent not vested, will be deemed to have satisfied such performance vesting conditions at 100% of target and will have any time-based vesting conditions waived, and (b) will be canceled in consideration for the right to receive a lump sum cash payment (less any applicable tax withholdings) equal to the product obtained by multiplying (1) the amount of the Merger Consideration by (2) the total number of shares of the Company’s common stock represented by such PSU.

12.	Who should I contact with my RSU or PSU related questions?

Please contact                    (                   ) with any equity compensation-related questions.

Communications

13.	Can I talk to my external vendors, consultants, business partners, etc. about the Merger? Do they know? What should I tell them?

We issued a press release announcing the pending Merger this morning. Separate communications will be going out to select customers and suppliers informing them of the transaction. Please don’t speculate or, under any circumstances, share non-public information concerning the transaction.

14.	What if I am approached by the media, investors, or contacts on social media?

In keeping with our existing policies, employees should not respond to media or investor inquiries about the Company’s plans/announcements nor share such information on social media.

15.	What can I say to my family and friends about the transaction?

Only publicly available information can be shared, so you may refer to the press release on our website. As always, information that has not been made public needs to remain proprietary within the Company.

16.	If I have additional questions, who can I ask?

Please contact your manager or executive team leader if you have further questions. As you might expect, the answers to certain questions may be unknown or unavailable to share until we progress further toward to the transaction closing (or potentially may be unknown or unavailable to share until after closing). However, we are committed to providing you the information that is available to share when we can and will continue to update you on progress of the transaction over the next several months.

The information presented in this Employee FAQ (1) is not intended to serve as legal or tax advice and should not be used or relied upon as such; (2) is qualified in its entirety by the terms and conditions set forth in the Merger Agreement, and (3) is believed to be accurate as of the date hereof, but is subject to change in the future without notice and is subject to the parties’ performance of and compliance with the terms and conditions of the Merger Agreement.

Additional Information and Where to Find It

In connection with the proposed transaction among the Company, Parent, Parent Group Member, and Merger Sub (the “Proposed Transaction”), the Company will file relevant materials with the Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”). This Employee FAQ is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its shareholders in connection with the Proposed Transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED TRANSACTION, AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of such documents (when available) through the website maintained by the SEC at http://www.sec.gov, or by visiting the Company’s website at www.emcore.com or by contacting the Company by email at legal@emcore.com.

Participants in the Solicitation of Proxies

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Proposed Transaction. Information about the directors and executive officers of the Company is set forth in: (i) the Company’s proxy statement for its 2024 annual meeting of shareholders under the heading “Proposal 1” (including “Election of Directors,” “Election of Directors—Recommendation of the Board of Directors,” “Election of Directors—Director Compensation for Fiscal Year 2023,” “Compensation Discussion and Analysis,” “Executive Compensation,” and “Ownership of Securities—Security Ownership of Certain Beneficial Owners and Management”), which was filed with the SEC on January 26, 2024 and is available at https://www.sec.gov/Archives/edgar/data/808326/000119312524016707/d561983ddef14a.htm; (ii) the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, including under the headings “Item 10. Directors, Executive Officers and Corporate Governance,” “Item 11. Executive Compensation,” “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” and “Item 13. Certain Relationships and Related Transactions, and Director Independence,” which was filed with the SEC on December 27, 2023 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000808326/000080832623000031/emkr-20230930.htm; and (iii) to the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in the Company’s proxy statement for its 2024 annual meeting of shareholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership of Securities on Form 5, filed with the SEC (which are available at EDGAR Search Results https://www.sec.gov/edgar/search/#/category=formcat2&ciks=0000808326&entityName=EMCORE%2520CORP%2520(EMKR)%2520(CIK%25200000808326)). Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC regarding the Proposed Transaction when such materials become available. Investors should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions. Copies of the documents filed with the SEC by the Company will be available free of charge through the website maintained by the SEC at www.sec.gov. Additionally, copies of documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.emcore.com.

Forward Looking Statements

This Employee FAQ contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Exchange Act related to the Company and the Proposed Transaction. All statements other than statements of historical fact are forward looking statements for purposes of federal and state securities laws. These forward-looking statements involve risks and uncertainties that could significantly affect the financial or operating results of the Company. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “project,” “should,” “target,” “will,” and “would” and the negative of these terms or other similar expressions. Forward-looking statements in this Employee FAQ include, among other things, statements about the potential benefits of the Proposed Transaction, including future plans, objectives, expectations, and intentions; the anticipated timing of closing of the Proposed Transaction; and the anticipated delisting and deregistration of the Company’s common stock. In addition, all statements that address operating performance, events or developments that the Company expects or anticipates will occur in the future — including statements relating to creating value for shareholders, benefits of the Proposed Transaction, and the expected timetable for completing the Proposed Transaction — are forward-looking statements. These forward-looking statements involve substantial risks and uncertainties that could cause actual results, including the actual results of the Company to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among other things, risks related to the possibility that the conditions to the consummation of the Proposed Transaction will not for any reason be satisfied (including the failure to obtain the approval of the Merger Agreement by the Company’s shareholders) in the anticipated timeframe or at all; risks related to the ability to realize the anticipated benefits of the Proposed Transaction; the ability to retain and hire key personnel; negative effects of the announcement or failure to consummate the Proposed Transaction on the market price of the capital stock of the Company and on the Company’s operating results, including that the Company’s stock price may decline significantly if the Proposed Transaction is not consummated; the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement, which in certain circumstances may require the Company to pay a termination fee; significant transaction costs, fees, expenses and charges; operating costs, customer loss, and business disruption (including, without limitation, difficulties in maintaining employee, customer, or other business, contractual, or operational relationships following the Proposed Transaction announcement or closing of the Proposed Transaction and the diversion of the attention of the Company management from its ongoing business); failure to consummate or delay in consummating the Proposed Transaction for any reason; risks related to the Company’s ability to manage existing cash resources for operations and continue as a going concern; risks and uncertainties related to sales of the Company’s businesses, assets, and product lines, and unanticipated adverse effects or liabilities from such divestitures; risks related to restructuring activities, including any resulting disruptions to the Company’s operations, and costs and expenses incurred, and resulting operational cost savings arising, in connection therewith; the Company’s ability to remediate the material weakness in its internal controls over financial reporting and its identification of any other material weakness that may adversely affect the accuracy and timing of the Company’s financial reporting; the rapidly evolving markets for the Company’s products and uncertainty regarding the development of these markets; dependence on customers or other third parties; difficulties in commercializing new products, including delays and the failure of new products to perform as expected, to be manufactured at acceptable volumes, yields, and cost, to be qualified and accepted by the Company’s customers, and to successfully compete with products offered by competitors; uncertainties concerning the availability and cost of commodity materials and externally-made specialized product components; actions by competitors; risks and uncertainties related to laws, regulations, and legal proceedings, including litigation matters relating to the Proposed Transaction or otherwise impacting the Company generally, including the nature, cost, and outcome of any litigation and other legal proceedings related to the Proposed Transaction that may be instituted against the parties and others following the announcement of the Proposed Transaction; acquisition-related risks; risks related to the conversion of order backlog into product revenue and the timing thereof; risks related to the financing of the Proposed Transaction; economic changes in global markets, such as inflation and interest rates, and recession; government policies (including policy changes affecting the technology and aerospace and defense industries, taxation, trade, tariffs, immigration, customs, and border actions) and other external factors that the Company cannot control; risks related to intellectual property, privacy matters, and cyber security (including losses and other consequences from failures, breaches, attacks, or disclosures involving information technology infrastructure and data); other business effects (including the effects of industry, market, economic, political, or regulatory conditions); and other risks and uncertainties, including, but not limited to, those described in the Company’s Annual Report on Form 10-K on file with the SEC and from time to time in other filed reports including the Company’s Quarterly Reports on Form 10-Q.